Exhibit 10.14

September 24, 2025

STRICTLY CONFIDENTIAL

ROZE AI, Inc.

Rm. B-1710, 14 Sagimakgol-ro 45 beon-gil,

Jungwon-gu, Seongnam-si, Gyonggi-do,

Republic of Korea

Attn:	Young Jin Cho, Founder & CEO

Re:	Amendment to Engagement Letter

Reference is hereby made to that certain engagement letter, dated as of August 4, 2025 (the “Engagement Agreement”) for financial advisory services, between ROZE AI, Inc. (the “Company”) and RBW Capital Partners LLC, (together and with its affiliates, “RBW”), a division of Dawson James Securities, Inc. (the “BD”, and together with RBW, the “Advisor”). Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement.

Section V.(G) of the Engagement Agreement provides that the Engagement Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be amended except in a written agreement signed by both parties.

The Company and Advisor hereby agree to amend and restate Section II 2). of the Engagement Agreement as follows:

“2). Expenses. Whether or not there is a closing of the direct listing, the Company shall reimburse Advisor promptly upon request for all reasonable and accountable out-of-pocket expenses incurred by RBW in connection with rendering the services described hereunder, including but not limited to road show and travel expenses (including, if applicable, the costs associated with the use of a third-party electronic road show service (such as Net Roadshow), due diligence expenses, the costs of background checks on the Company’s officers and directors and any of its shareholders designated by Advisor, and the fees and expenses of legal counsel and any other independent advisors selected and retained by Advisor (with the Company’s consent, which shall not be unreasonably withheld), provided that the expenses reimbursable to Advisor under this Section II 2) shall not exceed $75,000.”

Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this amendment and shall not be in any way changed, modified or superseded except as set forth herein.

This amendment shall be exclusively governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be fully performed therein. This amendment may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.

All Securities and Brokerage Services are offered through Dawson James Securities, Inc.

101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432

(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

IN WITNESS WHEREOF, this amendment to the Engagement Agreement is executed as of the date first set forth above.

Yours truly,

RBW Capital Partners LLC

By:	/s/ Joe Giamichael
Name:	Joe Giamichael
Title:	Managing Director

Dawson James Securities, Inc.

By	/s/ Robert D. Keyser, Jr.
Name:	Robert D. Keyser, Jr.
Title:	Chief Executive Officer

Accepted and agreed to as of

The date first written above:

ROZE AI, Inc.

By	/s/ Young Jin Cho
	Name:	Young Jin Cho
	Title:	Founder & CEO

[Signature Page to Amendment to Financial Advisory Services Engagement Agreement]

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.

All Securities and Brokerage Services are offered through Dawson James Securities, Inc.

101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432

(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC